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                                                                     EXHIBIT 1.1


                          VESTA INSURANCE GROUP, INC.
                        7,500,000 Shares of Common Stock

                             Underwriting Agreement

                                                                   June __, 2001

William Blair & Company, L.L.C.
Cochran, Caronia Securities, LLC
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

          Section 1. Introductory. Vesta Insurance Group, Inc. ("Company"), a Delaware corporation, has an authorized capital stock consisting of 5,000,000 shares, $0.01 par value, of Preferred Stock, of which no shares were outstanding as of March 31, 2001, and 100,000,000 shares, $0.01 par value, of Common Stock ("Common Stock"), of which 24,864,322 shares were outstanding as of such date. The Company proposes to issue and sell 7,500,000 shares of its authorized but unissued Common Stock ("Firm Shares") to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement (hereinafter defined) (the "Underwriters"), who are acting severally and not jointly. In addition, the Company proposes to grant to the Underwriters an option to purchase up to 1,125,000 additional shares of Common Stock ("Option Shares") as provided in
Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares
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will be governed by this Agreement, as supplemented by the Pricing Agreement.
From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company hereby confirms its agreement with the Underwriters as follows:

          Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

            (a) A registration statement on Form S-3 (File No. 33-60634) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" all references herein to specific rules are rules promulgated under the 1933 Act unless otherwise specified); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three conformed copies of such registration statement and amendments together with three copies of all documents incorporated by reference therein, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement")

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     shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act." The term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective). Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act ("Incorporated Documents"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing.

          The Incorporated Documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date (hereinafter defined) or the Second Closing Date (hereinafter defined), as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the

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     Representatives specifically for use in the preparation thereof. The
     Company and the Underwriters hereby acknowledge that the following constitutes the only information furnished in writing to the Company by the Underwriters expressly for use in preparation of the Registration Statement and the Prospectus: (i) the statements in the last paragraph on the cover page of the Prospectus; (ii) the statements under the caption "Underwriting" in the Prospectus related to concessions and reallowances; and (iii) the statements under the caption "Underwriting" in the Prospectus related to stabilization, syndicate covering transactions and penalty bids. Each Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

            (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a Material Adverse Effect (hereinafter defined) upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. For purposes of this Agreement, the term "subsidiary" means an entity in which the Company owns 25 percent or more of the outstanding capital stock or other ownership interests.

            (d) Except as disclosed in the Prospectus, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. Except as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation other than the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, or have any ownership interest in any partnership, joint venture or other association except as described in the Prospectus.

            (e) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. All of the outstanding capital stock of the Company has been issued in compliance with federal and state securities laws and conform to the description of the Common Stock contained in the Prospectus; none of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of

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     the Company and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase any of the Shares; the Shares are registered pursuant to Section 12(b) of the 1934 Act and have been approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the 1934 Act or delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing; the certificates evidencing the Shares comply with all applicable requirements of Delaware law and all applicable requirements for listing the Shares on the NYSE have been satisfied.

            (f) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

            (g) The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

            (h) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's certificate of incorporation or bylaws and, except for such violations, breaches or defaults which would not have a Material Adverse Effect on the Company and its subsidiaries, will not result in the breach or default, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and acceptance of this Agreement by the Underwriters, constitutes the valid

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     and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

            (i) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, Ernst & Young, LLP, who have certified certain financial statements of Florida Select Insurance Holdings Inc. ("Florida Select") and Grant Thornton LLP, who have certified certain financial statements of American Founders Financial Corporation ("American Founders") are, and each were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the 1933 Act and the 1934 Act.

            (j) The consolidated financial statements and schedules (including the related notes) of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Preliminary Prospectus present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, and are all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus.

            (k) The consolidated financial statements and schedules (including the related notes) of Florida Select and its consolidated subsidiaries included in the Registration Statement, the Prospectus and any Preliminary Prospectus present fairly the consolidated financial position of Florida Select as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of Florida Select for the respective periods covered thereby, and are all in conformity with generally accepted accounting principles applied consistently throughout the periods involved, except as disclosed in the Prospectus. The selected financial data set forth under the captions "Summary Historical Financial and Operating Data," "Capitalization" and "Selected Historical Financial and Operating Data" in the Prospectus present fairly, on the basis stated in the Prospectus and consistent with that of the audited financial statements contained in the Registration Statement, the information included therein. The consolidated financial statements and schedules (including the related notes) of American Founders and its consolidated subsidiaries included in the Registration Statement, the Prospectus and the Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of American Founders and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The pro forma consolidated financial statements of the Company and its subsidiaries (including the related notes) included under the

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     captions "Summary Pro Forma Financial and Operating Data,"
     "Capitalization," "Selected Pro Forma Financial and Operating Data" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the adjustments used therein are appropriate to give effect to the transactions and circumstance referred to therein. No other pro forma financial information is required to be included in the Registration Statement pursuant to Regulation S-X.

            (l) Since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material adverse effect on the condition (financial or otherwise), prospects, earnings, results of operation, business or properties of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as disclosed in the Prospectus.

            (m) Neither the Company nor any subsidiary is in violation of its certificate of incorporation or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, indenture, deed of trust, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which would, neither individually nor in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries.

            (n) The descriptions in the Registration Statement, Preliminary Prospectus and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement, Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

            (o) There are no legal or governmental proceedings pending, including, without limitation, litigation, arbitration or investigations (formal or informal), or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which, if determined adversely to the Company or

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     any such subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, except as disclosed in the Prospectus, or which would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as disclosed in the Prospectus or such as do not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

            (p) There are no holders of securities of the Company having currently exercisable rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

            (q) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which do not materially adversely effect the Company and its subsidiaries taken as a whole or the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases with such exceptions as disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, buildings, improvements, equipment and personal property by the Company or such subsidiary.

            (r) Neither the Company nor any of its officers, directors or affiliates (i) has taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (s) All offers and sales of the Company's capital stock prior to the date hereof (including, when issued, the shares issued in the transactions described in the Prospectus under

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     "Business - Changes in Capitalization") were at all relevant times duly registered under the 1933 Act or exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

            (t) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as disclosed by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and there has not been any material change in the Company's capital stock, short-term debt or long-term debt.

            (u) The Company and each of its subsidiaries, in each case as applicable, is duly registered and licensed as a corporation under the applicable laws of each state where such entity is required to be so registered or licensed.

            (v) The Company and each of its subsidiaries, in each case as applicable, is duly registered or licensed or both to conduct its business under the laws relating to insurance in each state where such entity is required to be so registered or licensed.

            (w) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (x) Except as described in the Prospectus, there are no outstanding
     (i) securities or obligations of the Company or any of its subsidiaries that are convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (y) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed,

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     misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would reasonably be expected to have a Material Adverse Effect.

            (z) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

            (aa) The Company has made adequate charges, accruals and reserves in its consolidated financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

            (bb) The Company has filed all necessary federal, state and local income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would reasonably be expected to have a Material Adverse Effect.

            (cc) Each senior vice president and director of the Company has executed an agreement substantially in the form attached hereto as Exhibit
                                                                        -------
     A (the "Lock-Up Agreements").  The Company has provided to counsel for the
     -
     Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its senior vice presidents or directors from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of the Representative.

            (dd) Neither the Company, any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ee) The Company and its subsidiaries are in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary for the conduct of their respective businesses, all of which are valid and in full force and effect, except where any failure to do so or to be valid and in full force and effect would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect on the Company and its

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     subsidiaries. Except as disclosed in the Prospectus, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries.

            (ff) The operations of the Company and its subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company and its subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws and are in compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any Laws by the Company or any subsidiary; (ii) alleges that the Company or any subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. or
                                                                   -------
     any state superfund law; (iii) alleges possible contamination of the environment by the Company or any subsidiary; or (iv) alleges possible contamination of the Real Property.

            (gg) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries have been denied any insurance coverage which it has sought or for which it has applied for.

            (hh) Each of the Company and its subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization,
     (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company and each of its subsidiaries assets, (iii) access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ii) After due inquiry, the Company is not aware of any imminent labor dispute with the employees of the Company or any of its subsidiaries; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors, distributors or licensees which might reasonably be expected to have a Material Adverse Effect on the Company and any of its subsidiaries.

            (jj) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

            (kk) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the
          ---------------------------------------------------------
     Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (ll) The Company has complied with all provisions of the Delaware General Corporation Law.

            (mm) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus which has not been described as required.

            (nn) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

            (oo) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4791, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under
     Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (pp) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with other information in the Prospectus at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date (as hereinafter defined) and the Second Closing Date (as hereinafter defined) as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (qq) The Company has filed all reports required to be filed pursuant to the 1933 Act and the 1934 Act.

            (rr) The Company has satisfied the conditions for use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

          Section 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that (i) the statements in the last paragraph on the cover page of the Prospectus; (ii) the statements under the caption "Underwriting" in the Prospectus related to concessions and reallowances and (iii) the statements under the caption "Underwriting" in the Prospectus related to stabilization, syndicate covering transactions and penalty bids are correct and complete in all material respects.

          Section 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company at the price per share set forth in the Pricing Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,125,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

          Section 5. Covenants of the Company. The Company covenants and agrees that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective prior to the execution and delivery of this Agreement, and any amendment thereof, to become effective. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

            (b) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information. The Company will use its best efforts to prevent the issuance of any stop order and, if such order is issued, to obtain withdrawal thereof as promptly as possible.

            (c) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and the Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.

            (d) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

            (e) If, at any time when a Prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

            (f) The Company will promptly provide you, without charge, (i) three conformed executed copies of the Registration Statement as originally filed with the Commission and of each consent and certificate of experts filed as a part thereof and of each amendment thereto together with three copies of each document incorporated by reference therein, (ii) for each other Underwriter conformed copies of the Registration Statement as originally filed and of each amendment thereto, without exhibits, in such quantities and at such places as you may reasonably request and (iii) so long as a prospectus relating to the Shares is required to be delivered under the 1933 Act, copies of each

     Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in such quantities and at such places as you may reasonably request. The Company has not and will not distribute, prior to the later of the Second Closing Date or the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

            (g) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

            (h) Neither the Company nor any of its subsidiaries, during the period beginning from the date hereof and continuing to and including the 180 days after the date of the Prospectus, without your prior written consent, will acquire any capital stock of the Company, nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock, offer, pledge, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any person in privity with the Company or any affiliate of the Company) or announce any offer, pledge, sale, grant of an option to purchase or other disposition, directly or indirectly, of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except for the issuance of Common Stock (i) upon the exercise of stock option or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants are disclosed in the Prospectus, (ii) in connection with the acquisition of entities in the normal course of business and (iii) in connection with the exchange of Common Stock for debt securities of the Company or trust preferred securities of any subsidiary of the Company.

            (i) Not later than the last day of the thirteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

            (j) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Incorporated Documents and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

            (k) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

            (l) During the period of three years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

            (m) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified under the caption "Use of Proceeds" in the Prospectus.

            (n) Neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to, or would reasonably be expected to, cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (o) The Company will cause the Shares to be listed on the NYSE.

            (p) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

            (q) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

            (r) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the NYSE.

          Section 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all Incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD;
(iii) all legal fees and disbursements of counsel for the Underwriters in connection with the registration of the Shares under the 1933 Act, the preparation, printing, and, if applicable, the filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendment and supplement thereto, and this Agreement; (iv) the listing of the Shares on the NYSE; (v) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective purchasers of the Shares; (vi) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (vii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. It is understood, however, that, except as provided in this Section,
Section 8 and Section 10 hereof, the Underwriters will pay all of their other own costs and expenses, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

          Section 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b). The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            (b) The Shares shall have been qualified for sale to the extent required under the blue sky laws of such states as shall have been specified by the Representatives.

            (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

            (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

            (e) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth, prospects or business of the Company and its subsidiaries, except as described in or contemplated by the Prospectus, the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

            (f) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on any national securities exchange or the NYSE (other than trading halts due to connectivity problems or other technical difficulties), or any setting of minimum prices for trading on such exchange or market, or any suspension or limitation in trading in the Common Stock by the Commission, the NYSE, or any national securities exchange; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any downgrading in the rating of any of the Company's insurance subsidiaries by A.M. Best Company; or (v) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war, material deterioration in general business or economic conditions which materially affects the financial markets in the United States or any other national or international calamity or emergency if the effect of any such event specified in this clause (v) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

            (g) The Shares shall be approved for listing on NYSE, subject to notice of issuance.

            (h) The Company shall have obtained and delivered to you a Lock-Up Agreement from each person described in Section 2(cc) above.

            (i) The Company shall have complied with the provisions hereof with respect to the furnishing of the Prospectus.

            (j) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                (i) An opinion of Balch & Bingham LLP, counsel for the Company addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company has been duly incorporated and is validly
                existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect;

                    (2) the authorized capital stock of the Company is as set
                forth in the Registration Statement and Prospectus; all of the issued shares of capital stock of the Company (including, when issued, the shares issued in the transactions described in the Prospectus under "Business -- Changes in Capitalization") have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase any of the Shares;

                    (3) except as disclosed in the Prospectus, there are no
                outstanding (A) securities or obligations of the Company or any of its subsidiaries that are convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or
                (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                    (4) the certificates for the Shares to be delivered
                 hereunder either by physical delivery or electronic book-entry delivery through the facilities of The Depository Trust Company are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; the Shares have been approved for listing on the NYSE, subject to official notice of issuance; and the certificates evidencing the Shares comply with all applicable requirements of Delaware law and all applicable requirements for listing on the NYSE;

                    (5) the Registration Statement has become effective under
                 the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any litigation, arbitration, claim, proceeding (formal or informal), investigation or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                    (6) the statements under the captions "Business - Florida
                 Select Acquisition," "Business - Changes in Capitalization" and "Business - Regulation" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law (and not insofar as such statements constitute financial data or descriptions of accounting principles and practices), are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                    (7) neither the Company nor any of its subsidiaries is, or with the giving of notice or passage of time or both, would be
                 (i) in violation of its certificate of incorporation or bylaws,
                 (ii) in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such subsidiary is a party or to which any of their respective properties or assets is subject or (iii) in material violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (9) (if any), reasonably be expected to result in a Material Adverse Effect;

                    (8) this Agreement and the Pricing Agreement and the
                 performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule regulation, order, judgment or decree, except as disclosed in the Prospectus, nor is the Company or any subsidiary required to take any action in order to avoid any such violation or default;

                    (9) the execution and performance of this Agreement will
                 not contravene any of the provisions of, result in a default, breach or violation under or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) any agreement, franchise, license, indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or other instrument known to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; (B) provisions of the charter or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, or (C) any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries which violation or default would, in the case of clauses (A) and (C) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (11) (if any), reasonably be expected to result in a Material Adverse Effect;

                    (10) all documents incorporated by reference in the
                 Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; however, such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document;

                    (11) all offers and sales of the Company's capital stock
                 prior to the date hereof (including, when issued, the shares issued in the transactions described in the Prospectus under "Business - Changes in Capitalization") were at all relevant times duly registered under the 1933 Act or exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

                    (12) the Company is not and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940; and

                    (13) to such counsel's knowledge and except as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such subsidiary, would, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

          Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company and representatives of the Underwriters and their counsel during which the content of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and that, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, and has not made any independent check or verification thereof, on the basis of the information that was developed in the course of such conferences (relying as to materiality to a large extent upon the statements of officers, employees and other representatives of the Company), they have no reason to believe that the Registration Statement, or any further amendment thereto made prior to such First Closing Date or Second Closing Date, as applicable, on its effective date and as of such First Closing Date or Second Closing Date, as applicable, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such First Closing Date or Second Closing Date, as applicable, delivery, as of its issue date and as of such First Closing Date or Second Closing Date, as applicable, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

          In rendering such opinion, such counsel may state that they are relying upon the certificate of Equiserve Trust Company, N.A., the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel as to matters involving the application of laws of any jurisdiction other than the state of Alabama or the General Corporation Law of the state of Delaware or the federal laws of the United States, to the extent satisfactory in form and scope to counsel for the Underwriters and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form. For purposes of such opinions, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinions, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Company, or to counsel thereof, a present intention to initiate such litigation or proceedings. In addition, such counsel's opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial action or otherwise. Such counsel may make certain customary assumptions relating to parties other than the Company.

                (ii) You shall have received an opinion, dated as of such First
            Closing Date or Second Closing date, as applicable, of Donald W. Thornton, Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to you and your counsel, with respect to the matters included in paragraphs (1),
            (5), (7), (8), and (13) of Section 7(j)(i). In addition, such counsel shall include in such an opinion the matters set forth in the paragraph following paragraph (13) of Section 7(j)(i) and the following:

                     (1) the Company and its subsidiaries have good and
                marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, claims and defects except such as are described in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; the real property, buildings, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions as are described in the

                Prospectus or are not material and do not interfere with the use made and proposed to be made of such real property, buildings, improvements, equipment and personal property by the Company or such subsidiary.

                    (2) each of the subsidiaries of the Company has been duly
                incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

                    (3) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests except as described in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation other than the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, or have any ownership interest in any partnership, joint venture or other association except as disclosed in the Prospectus;

                (iii) Such opinion or opinions of Alston & Bird LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                (iv) A certificate of the chief executive officer and the
            principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                     (1) the representations and warranties of the Company set
                forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Commission has not issued an order preventing or
                suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

                    (3) when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the 1933 Act or the 1934 Act, and in all material respects conformed to the requirements of the 1933 Act or the 1934 Act; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemental Prospectus which has not been so set forth; and

                    (4) subsequent to the respective dates as of which
                information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company and its subsidiaries, (b) any transaction that is material to the Company and its subsidiaries, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or prospects of the Company and its subsidiaries and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 7, and as to such other matters as you may reasonably request.

                The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2), (3) and (4) of this subparagraph to be set forth in said certificate.

                (v) You shall have received from PricewaterhouseCoopers LLP letters dated the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) in form and substance satisfactory to you (the "PWC Original Letter"). You shall also have received from Ernst & Young LLP letters dated the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) in form and substance satisfactory to you (the "EY Original Letter"). In the event that the letters referred to in this Section 7(j)(v) set forth any changes, decreases or increases in the items set forth in the PWC Original Letter or the EY Original Letter it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter. You shall also have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, each addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that each of them are independent certified public accountants with respect to the Company and Florida Select, respectively, within the meaning of the 1933 Act and based upon the procedures described in the PWC Original Letter and EY Original Letter delivered to you concurrently with the execution of this Agreement (collectively, the "Original Letters") (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letters are accurate as of the First Closing Date or the Second Closing Date, as the case may be and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letters which are necessary to reflect any changes in the facts described in the Original Letters since the dates of such Original Letters, or to reflect the availability of more recent financial statements, data or information. Such letters shall not disclose any change in the condition (financial or otherwise), earnings, operations, prospects or business of the Company and its subsidiaries and Florida Select from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse and that makes it in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall receive from PricewaterhouseCoopers LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 2000, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

               (vi) On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 ,
          Section 8 and Section 10 shall at all times be effective and shall survive such termination.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Alston & Bird LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

          Section 8. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

          Section 9. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          Section 10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Application or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or
(ii) if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

       (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Application or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Application or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

       (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party and counsel to the indemnifying party shall have reasonably agreed that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

       (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriters, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

       (e) The provisions of this Section shall survive any termination of this Agreement.

          Section 11. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except that the provisions of Section 5, Section 6, Section 7, Section 8, Section 10 and Section 12 shall at all times be effective and shall survive such termination.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          Section 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

          Section 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

            (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

            (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof).

          Section 14. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder. The respective agreements, covenants, indemnities and other statements set forth in Sections 1, 5, 6, 7, 8, 10, 11 and this Section 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          Section 15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Alston & Bird LLP, 601 Pennsylvania Avenue, N.W., North Building, 11th Floor, Washington, D.C. 20004, Attention:
Frank M. Conner, III, Jonathan H. Talcott; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to 3760 River Run Drive, Birmingham, Alabama 35243,
Attention: John W. McCullough, Vice President and Associate General Counsel (with a copy to Balch & Bingham LLP, 2 Dexter Avenue, Montgomery Alabama 36104,
Attention:  Michael D. Waters).

          Section 16. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

          Section 17. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

          Section 18. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

          Section 19. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

                                     Very truly yours,

                                     VESTA INSURANCE GROUP, INC.

                                     ------------------------------------
                                     By:  Norman W. Gayle III
                                          President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

William Blair & Company, L.L.C.

Cochran, Caronia Securities L.L.C


Acting as Representatives of the
several Underwriters named in
Schedule A.

By William Blair & Company, L.L.C.

By:
   -------------------------------

                                   Schedule A



                                                           Number of Firm Shares
Underwriter                                                  to be Purchased
-----------                                                ---------------------

William Blair & Company, L.L.C.............................

Cochran, Caronia Securities L.L.C..........................
                                                                 -----------
                         Total.............................
                                                                 ===========

                                                                       Exhibit A

                          Vesta Insurance Group, Inc.

                        7,500,000 Shares Common Stock/1/

                               Pricing Agreement

                                                                   June __, 2001

William Blair & Company, L.L.C.
Cochran, Caronia Securities LLC
  As Representatives of the Several
  Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated June __, 2001 (the "Underwriting Agreement") relating to the sale by the Company and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. and Cochran, Caronia Securities LLC are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

       1. The public offering price per share for the Shares shall be $________.

       2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $__________, being an amount equal to the public offering price set forth above less $__________ per share.

     Schedule A is amended as follows:

_________

/1/Plus an option to acquire up to ___ additional shares to cover overallotments

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.


                                    Very truly yours,

                                    Vesta Insurance Group, Inc.

                                    ---------------------------
                                    By: Norman W. Gayle III
                                        -----------------------
                                        President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

William Blair & Company, L.L.C.
Cochran, Caronia Securities LLC

Acting as Representatives of the several Underwriters.

By William Blair & Company, L.L.C.


By:
   -------------------------------
     Principal

                                      -42-